Exhibit 16.1(a)

                         {Letterhead of Grant Thornton}


March 13, 2002





Securities and Exchange Commission
Washington, D.C. 20549

                                    Re:  I.T. Technology, Inc.
                                         File No. 000-30543


Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of I.T. Technology, Inc. dated March 13, 2002 and agree with the statements concerning our Firm contained therein.


Very truly yours,

/s/ Grant Thornton LLP
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Grant Thornton LLP